Exhibit 99.1

Audited Financial Statements of MeNetwork for the fiscal years ended December 31, 2012 and 2011.

Independent Auditor’s Report

Board of Directors and Stockholders

 MeNetwork, Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of MeNetwork, Inc. , which comprise the balance sheets as of December 31, 2012 and 2011, and the related statements of income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MeNetwork, Inc. as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ L.L. Bradford

Las Vegas, Nevada

October 10, 2013

MeNetwork, Inc.
Balance Sheets

	December 31,
	2012	2011

Assets
Current assets:
Cash	$ 8,234	$ 29,069
Accounts receivable	2,560	-
Prepaid expenses	1,633	2,133
Total current assets	12,427	31,202

Fixed assets, net of accumulated depreciation of $1,638 and $725, respectively	3,575	2,622

Intangible assets, net of accumulated amortization of $64,310 and $4,620, respectively	123,253	133,237

Total assets	$ 139,255	$ 167,061

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$ 92,399	$ 69,758
Deferred revenue	28,707	13,110
Total current liabilities	121,106	82,868

Long-term liabilities:
Convertible Notes payable - related party	-	75,000
Notes payable	-	9,669
Total long-term liabilities	-	84,669

Total liabilities	121,106	167,537

Stockholders' equity:
Common stock, $0.001 par value, 75,000,000 shares authorized,
32,888,562 and 27,020,502 shares issued and outstanding
as of December 31, 2012 and 2011, respectively	32,889	27,021
Additional paid in capital	1,346,348	805,492
Deficit accumulated during development stage	(1,361,088)	(832,989)
Total stockholders' equity	18,149	(476)

Total liabilities and stockholders' equity	$ 139,255	$ 167,061

The accompanying notes are an integral part of these financial statements.

MeNetwork, Inc.
Statements of Operations

	For the Years Ended
	December 31,
	2012	2011

Revenue	$ 76,690	$ 42,990
Cost of sales	40,111	18,927

Gross profit	36,579	24,063

Expenses:
Depreciation and amortization	60,603	5,256
Promotional and marketing	41,928	32,703
Consulting	54,537	172,813
Share based compensation	-	115,165
Salaries, wages and benefits	229,456	-
Professional fees	65,314	18,151
Travel	71,046	26,098
Rent Expense	1,200	-
General and administrative expenses	20,958	11,170
Total expenses	545,042	381,356

Net operating (loss)	(508,463)	(357,293)

Other expense:
Financing costs	(19,140)	(9,369)
Interest expense	(496)	(3,006)
Total other expense	(19,636)	(12,375)

Net (loss) before provision for income tax	(528,099)	(369,668)

Provision for income taxes	-	-

Net (loss)	$ (528,099)	$ (369,668)

Weighted average number of common shares
outstanding - basic and fully diluted	32,889,000	11,675,192

Net (loss) per share - basic and fully diluted	$ (0.02)	$ (0.03)

The accompanying notes are an integral part of these financial statements.

MeNetwork, Inc.
Statements of Stockholders' Equity

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	(Deficit)	Total

Balance, December 31, 2010	25,061,472	$ 25,061	$ 604,352	$ (463,321)	$166,092
Shares issued for services	1,050,350	1,051	108,930	-	109,981
Shares issued for anti-dilution	99,180	99	9,270	-	9,369
Shares issued to shareholder in exchange for prior shares	810,000	810	(810)	-	-
Buyout of shareholder	-	-	(20,000)	-	(20,000)
Cancellation of shares	(2,025,500)	(2,026)	2,026	-	-
Shares issued for cash	2,025,500	2,026	101,724	-	103,750
Net loss	-	-	-	(369,668)	(369,668)
Balance, December 31, 2011	27,021,002	27,021	805,492	(832,989)	(476)

Shares issued for services	2,970,000	2,970	272,030	-	275,000
Conversion of Debt	806,460	806	76,575	-	77,381
Warrants exercised	201,600	202	19,141	-	19,343
Shares issued for cash	1,890,000	1,890	173,110	-	175,000
Net loss	-	-	-	(528,099)	(528,099)

Balance, December 31, 2012	32,889,062	$ 32,889	$ 1,346,348	$ (1,361,088)	$ 18,149

The accompanying notes are an integral part of these financial statements.

MeNetwork, Inc.
Statements of Cash Flows

	For the Years Ended
	December 31,
	2012	2011
Cash flows from operating activities
Net income	$ (528,099)	$ (369,668)
Adjustments to reconcile net loss to net cash
(used) in operating activities:
Depreciation and amortization	60,603	5,256
Accrued interest expense	292	2,090
Shares and warrants issued for services	19,140	115,165
Shares issued for financing cost	-	4,185
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(2,560)	2,993
(Increase) decrease in prepaid expenses	500	(2,133)
Increase (decrease) in AP and accrued expenses	24,731	20,362
Increase (decrease) in deferred revenue	15,597	13,110
Increase (decrease) in accrued salary	-	(48,000)
Net cash (used) in operating activities	(409,796)	(256,640)

Cash flows from investing activities
Investment in software	(49,706)	(136,663)
Purchase of equipment	(1,866)	-
Net cash (used) in investing activities	(51,572)	(136,663)

Cash flows from financing activities
Payment for notes payable	(9,669)	(13,342)
Issuance of common stock	450,000	83,750
Proceeds from notes payable	-	75,000
Warrant exercised	202	-
Net cash provided by financing activities	440,533	145,408

Net (decrease) in cash	(20,835)	(247,895)
Cash - beginning	29,069	276,964
Cash - ending	$ 8,234	$ 29,069

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$ -	$ -
Income taxes paid	$ -	$ -

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Shares and warrants issued for services	$ 19,140	$ 115,165
Shares issued for financing costs	$ -	$ 4,185

The accompanying notes are an integral part of these financial statements.

MeNetwork, Inc.

Notes to the Financial Statements

Note 1 - Nature of Business and Significant Accounting Policies

Nature of Business

MeNetwork, Inc. (the Company) was originally formed as a limited liability company on March 20, 1998 under the laws of the State of Delaware. On February 29, 2012, the Company filed articles of conversion for the transition to a corporation. On March 20, 2013, the Company sold substantially all of its assets to Spindle, Inc. and ceased normal operations. The Company initially formed the business of developing, marketing and licensing a mobile marketing platform for use by merchants and consumers. The Company markets its platform throughout the United States.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less when purchased to be cash equivalents. Balances on deposits are insured by the Federal Deposit Insurance Corporation (FDIC) up to specified limits. Balances in excess of FDIC limits are not insured.

Revenue Recognition

Revenue is derived on a per message/notification basis through the Company’s patented technologies and a modular, adaptable platform designed to create multi-channel messaging gateways for all types of connected devices. The Company also earns revenue for services, such as programming, licensure on Software as a Service (“SaaS”) basis, and on a performance basis, such as when a client acquires a new customer through our platform. Revenue is recognized in accordance with Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements,” as revised by SAB No. 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable, and collectability is probable. Sales are recorded net of sales discounts.

Accounts Receivable

Accounts receivable are uncollateralized customer obligations and are stated at the invoice amount, generally due within thirty days. Account balances with invoices over sixty days past due date are considered delinquent. Payments on accounts receivable are applied to the specific invoices identified on the customer’s remittance advice or, if unspecified, to the earliest unpaid invoice.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s best estimate of amounts that will not be collected. The allowance for doubtful accounts is based on management’s assessment of the collectability of specific customer accounts and the aging of the accounts receivable. If there is a deterioration of a major customer’s credit worthiness or actual defaults are higher than the historical experience, management’s estimates of the recoverability of amounts due to the Company could be adversely affected.

Property and equipment are stated at cost.  Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs that do not improve or extend the lives of the respective assets are expensed. At the time property and equipment are retired or otherwise disposed of, the

MeNetwork, Inc.

Notes to the Financial Statements

Note 1 - Nature of Business and Significant Accounting Policies, continued

Property and Equipment

Asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income. Depreciation is computed on the straight-line method for financial reporting based upon the following estimated useful lives:

•

Software development

2- 3 years

•

Equipment

5 years

•

Computer hardware

5 years

Long-Lived Assets

The Company accounts for its long -lived assets in accordance with Accounting Standards Codification (“ASC”) Topic 360-10-05, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  ASC Topic 360-10-05 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition.  If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value.  The Company determined that none of its long -term assets at December 31, 2012 or December 31, 2011 were impaired.

Capitalized Software Development Costs

The  Company  capitalizes internal  software  development  costs  subsequent  to  establishing  technological  feasibility of a software application. Capitalized software development costs represent the costs associated with the internal development of the Company’s software applications. Amortization of such costs is recorded on a software application-by-application basis, based on the greater of the proportion of current year sales to total of current and estimated future sales for the applications or the straight-line method over the remaining estimated useful life of the software application. The Company continually evaluates the recoverability of capitalized software costs and will charge to operations amounts that are deemed unrecoverable for projects it abandons.

Stock Based Compensation

The Company accounts for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”).  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non- Employees.”  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Black-Scholes Model. The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest. ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period. In estimating the forfeiture rate, the Company monitors both stock option and warrant exercises as well as employee termination patterns.   The  resulting stock-based compensation expense for  both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

MeNetwork, Inc.

Notes to the Financial Statements

Note 1 - Nature of Business and Significant Accounting Policies, continued

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since the effect of the assumed conversion of warrants and debt to purchase common shares would have an anti-dilutive effect.

Convertible Notes Payable

If the conversion features of conventional convertible debt provides for a rate of conversion that is below market value at issuance, this feature is characterized as a beneficial conversion feature (“BCF”).  A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20 “Debt with Conversion and Other Options.” In those circumstances, the convertible debt is recorded net of the discount related to the BCF, and the Company amortizes the discount to interest expense or equity (if the debt is due to a related party), over the life of the debt using the effective interest method.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Recent Accounting Pronouncements

In July 2012, the FASB issued ASU 2012-02, "Intangibles—Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment" ("ASU 2012-02"), which permits an entity to make a qualitative assessment of whether it is more likely than not that the fair value of a reporting unit's indefinite-lived intangible asset is less than the asset's carrying value before applying the two-step goodwill impairment model that is currently in place. If it is determined through the qualitative assessment that the fair value of a reporting unit's indefinite-lived intangible asset is more likely than not greater than the asset's carrying value, the remaining impairment steps would be unnecessary. The qualitative assessment is optional, allowing companies to go directly to the quantitative assessment. ASU 2012-02 is effective for the Company for annual and interim indefinite-lived intangible asset impairment tests performed beginning October 1, 2012; however, early adoption is permitted. The Company believes the adoption of ASU 2012-02 will not have a material impact on its consolidated financial statements.

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change.

Note 2 - Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. Since its inception, the Company has incurred accumulated net losses of ($1,361,088) as of December 31, 2012. The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock or through debt financing and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

MeNetwork, Inc.

Notes to the Financial Statements

Note 3 - Property and Equipment

The following is a summary of property and equipment:

	December 31,
	2012	2011
Computer equipment	$5,213	$3,347
Less: Accumulated depreciation	1,638	725
Total	$3,574	$2,622

Depreciation expense for the years ended December 31, 2012 and 2011 was $913 and $725, respectively.

Note 4 - Capitalized Software Development Costs

The following is a summary of capitalized software development costs:

	December 31,
	2012	2011
Software Development Costs	$187,563	$137,857
Less: Accumulated amortization	64,310	4,620
Total	$123,253	$133,237

Amortization expense for the years ended December 31, 2012 and 2011 was $59,690 and $4,620, respectively.

Note 5 -

Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

	December 31,
	2012	2011
U.S. statutory rate	35%	35%
Less valuation allowance	(35)%	(35%)
Effective tax rate	0%	0%

The significant components of deferred tax assets and liabilities are as follows:

	December 31,
	2012	2011
Deferred tax assets:
Net operating loss carry forwards	$476.380	$291,546
Deferred tax liability:
Depreciation	-	664
Net deferred tax assets	476,380	290,882
Less valuation allowances	(476,380)	(290,882)
Net valuation allowance	$-	$-

MeNetwork, Inc.

Notes to the Financial Statements

Note 5 - Income Taxes, continued

The Company adopted the provisions of ASC 740-10-50, “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets or liabilities for the years ended December 31, 2012 and 2011.

The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the year ended December 31, 2012 and 2011, there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. The Company is no longer subject to U.S. federal income tax examinations by tax authorities for years beginning on or after October 1, 2008 or California state income tax examination by tax authorities for years beginning on or after October 1, 2007. We are not currently involved in any income tax examinations.

Note 6 - Note Payable – Related party

During the month of August 2010, the company received a total of $25,000 in consideration for issuing a promissory note to a related party.  The note bears interest at a rate of $5% per annum. Principal and interest are payable in twenty-four (24) equal successive monthly installments, with the first installment due October 15, 2010, and successive installments shall due on the same day of each and every month thereafter with the full remaining balance due and payable in full in one lump sum payment on September 15, 2012. As of December 31, 2012 and 2011, the Company had a balance of $0 and $9,668 related to this note, respectively.

During the months of August and December 2011, the Company received a total of $75,000 in consideration for issuing four convertible notes to two related party. The notes bear interest at a rate of 8% per annum. Under the original terms of the notes, principal and accrued interests were fully due one year from the respective date of each loan. Outstanding principal and the accrued interest are convertible into company’s 3,500,000 common stock shares. The company determined that there was no benefit conversion feature to shares due to negative equity balance as of issuance dates.  During the month of January 2012, the note holder converted the four notes and accrued interest into common stock shares.

Note 7 - Fair Value

The Company’s financial instruments at December 31, 2012 consist principally of intangible assets, notes payable and convertible debentures. Notes payable and convertible debentures are financial liabilities with carrying values that approximate fair value. The Company determines the fair value of notes payable and convertible debentures based on the effective yields of similar obligations.

The Company believes all of the financial instruments’ recorded values approximate fair market value because of their nature and respective durations.

The Company complies with the provisions of ASC No. 820-10 (“ASC 820-10”), “Fair Value Measurements and Disclosures.” ASC 820-10 relates to financial assets and financial liabilities. ASC 820-10 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (GAAP), and expands disclosures about fair value measurements. The provisions of this standard apply to other accounting pronouncements that require or permit fair value measurements and are to be applied prospectively with limited exceptions.

MeNetwork, Inc.

Notes to the Financial Statements

ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820-10 establishes a fair  value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions, about market participant assumptions, which  are developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

o

Level 1. Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

o

Level 2. Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

o

Level 3. Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company utilizes the best available information in measuring fair value. The following table summarizes, by level within the fair value hierarchy, the financial assets and liabilities recorded at fair value on a recurring basis as follows:

	Fair Value Measurements
December 31, 2012:	Level 1		Level 2		Level 3		Total
Assets	$		$		$		$
Intangible assets		-		-		123,253		123,253
Total		$-		$-		$123,253		$123,253
December 31, 2011:
Assets	$		$		$		$
Intangible assets		-		-		133,237		133,237
Liabilities
Convertible notes payable		-		(75,000)		-		75,000
Total		$-		$(75,000)		$133,237		$58,237

Note 9 - Stockholders’ Equity

The Company is authorized to issue up to 75,000,000 shares of $0.001 par value common stock.

During the year ended December 31, 2011, the Company issued a total of 1,959,030 shares of its common stock of which 1,050,350 shares were issued for services valued at $109,981; 99,180 shares were issued in connection with an anti-dilution agreement and fair valued at $9,369; 810,000 shares issued pursuant to a share exchange; and 2,025,500 shares were issued for cash totaling $103,750. Additionally, the Company cancelled a total of 2,025,500 shares previously issued.

During the year ended December 31, 2012, the Company issued a total of 5,868,060 shares of its common stock of which 201,600 shares were issued through the exercise of warrants for $19,343; 806,460 shares were issued for the conversion of debt and accrued interest totaling $77,381; 1,890,000 shares were issued for cash totaling $175,000; and 2,970,000 shares issued for services valued at $275,000.

MeNetwork, Inc.

Notes to the Financial Statements

Note 10 - Subsequent Events

On March 20, 2013, the Company sold substantially all of its assets and certain liabilities related to its business of developing, marketing and licensing a mobile marketing platform for use by merchants and consumers, to Spindle, Inc. pursuant to an Asset Purchase Agreement, dated March 1, 2013, by and between Spindle and MeNetwork.  As consideration for the acquisition of assets and assumption of liabilities, the shareholders’ of the Company received an aggregate of 3,500,000 shares of common stock of Spindle, of which 350,000 shares are being held in escrow for a period of one year from the closing date for the purposes of satisfying any indemnification claims.  In addition, upon the earlier of 180 days following the closing date or a change in control of Spindle, the Company’s COO is to receive an additional 750,000 shares of common stock.